EXHIBIT 21

R.R. Donnelley & Sons Company

Subsidiaries as of 2/24/2015

Entity Name	Domestic Jurisdiction
77 Cap General Partner, Inc.	Delaware
77 Capital Partners II., L.P.	Delaware
AGS Custom Graphics, Inc.	Maryland
American Lithographers, Inc.	California
American Pad & Paper LLC	Delaware
American Pad and Paper de Mexico S. de R.L. de C.V.	Mexico
Anderson LA, Inc.	California
Asia Printers Group Limited	Cayman Islands
Austin Printing Company	Georgia
Automated Graphic Systems, LLC	Maryland
Banta Corporation	Wisconsin
Banta Europe B.V.	Netherlands
Banta Global Turnkey (Shenzhen) Co., Ltd.	China
Banta Global Turnkey (Singapore) PTE LTD	Singapore
Banta Global Turnkey LLC	Texas
Banta Global Turnkey Ltd.	Ireland
Banta Global Turnkey, Ltd.	Scotland
Banta Global Turnkey, s.r.o.	Czech Republic
Banta Integrated Media-Cambridge, Inc.	Massachusetts
Beijing Donnelley Printing Co., Ltd.	Beijing
bigINK Mailing & Fulfillment Company	Kansas
Bowne International Ltd.	United Kingdom
Bowne International, L.L.C.	Delaware
Bridgetown Printing Co.	Oregon
Brightime Ventures Limited	Cayman Islands
Byrum Lithographing Co.	Ohio
Cardinal Brands Fabricacion S. de R.L. de C.V.	Mexico
Cardinal Brands Holding LLC	Delaware
CDS Publications, Inc.	Oregon
CGX California Contractors, Inc.	California
CGX Holdings Japan GK	Japan
CGX Yamagata Japan GK	Japan
Chas. P. Young Company	Texas
Clear Visions, Inc.	Texas
Columbia Color, Inc.	California
Consolidated Carqueville Printing Company	Illinois
Consolidated Global Group, Inc.	Texas
Consolidated Graphics B.V.	Netherlands
Consolidated Graphics California	California
Consolidated Graphics de Mexico S. de R.L. de CV	Mexico
Consolidated Graphics International, Inc.	Delaware
Consolidated Graphics Print Management Group, Inc.	Delaware
Consolidated Graphics Properties II, Inc.	Texas
Consolidated Graphics Services, Inc.	Delaware
Consolidated Graphics Technology Services and Solutions, Inc.	Texas
Consolidated Graphics, Inc.	Texas

Entity Name	Domestic Jurisdiction
Copy-Mor, Inc.	Illinois
Courier Printing Company	Tennessee
CP Solutions, Inc.	Oklahoma
Critical Mail Continuity Services Limited	England and Wales
Cyril-Scott Company, The	Ohio
Data Entry Holdings Limited (Jersey)	Channel Islands
Data Entry International Limited (Cyprus)	Cyprus
DEI Group Limited	England and Wales
Devonshire Appointments Limited	England and Wales
Devonshire GmbH	Germany
Devonshire Recruitment Group Limited	England and Wales
Devonshire Recruitment Holdings Limited	England and Wales
Devonshire Sp. z o.o	Poland
Direct Color, Inc.	California
Dongguan Donnelley Printing Co., Ltd.	China
Donnelley Cochrane Grafica Editora Do Brasil Ltda.	Brazil
Eagle Press, Inc.	California
Eastwood Printing Corporation	Colorado
e-doc Group Pension Scheme Trustee Limited	England and Wales
edotech Trustee Company Limited	England and Wales
EGT Printing Solutions, LLC	Michigan
Electric City Printing Company	South Carolina
Emerald City Graphics, Inc.	Washington
Etheridge Company, The	Michigan
Fittje Bros. Printing Co.	Colorado
Frederic Printing Company	Colorado
Garner Printing Company	Iowa
Geyer Printing Company, Inc.	Pennsylvania
Gilliland Printing, Inc.	Kansas
Graphic Communications, Inc.	California
Graphic Technology of Maryland, Inc.	Maryland
Graphics Group, Inc., The	Texas
Gritz-Ritter Graphics, Inc.	Colorado
Grover Printing Company	Texas
GSL Fine Lithographers	California
Gulf Printing Company	Texas
H&N Printing & Graphics, Inc.	Maryland
Heath Printers, Inc.	Washington
Hennegan Company, The	Kentucky
Hickory Printing Solutions, LLC	North Carolina
Impresora Donneco Internacional, S. de R.L. de C.V.	Mexico
Ironwood Lithographers, Inc.	Arizona
Jackson Group LLC, The	Indiana
Jarvis Press, Inc., The	Texas
John C. Otto Company, Inc., The	Massachusetts
Kelmscott Communications LLC	Delaware
Keys Printing Company	South Carolina
King Yip (Dongguan) Printing & Packaging Factory Ltd.	China
King Yip Packaging (China) Limited	British Virgin Islands

Entity Name	Domestic Jurisdiction
Kunshan Donnelley Commercial Co., Ltd	China
LibreDigital, Inc.	Delaware
Lincoln Printing Corporation	Indiana
LLC "R.R. Donnelley"	Moscow
Maximum Graphics, Inc.	Minnesota
Maxwell Graphic Arts, Inc.	New Jersey
McKay Press, Inc., The	Michigan
Mercury Printing Company, LLC	Tennessee
Metropolitan Printing Services, LLC	Indiana
Mobility, Inc.	Virginia
Moore (St.Lucia) Ltd	St. Lucia
Moore Business Forms Holdings UK Limited (in liquidation)	England and Wales
Moore Canada Corporation	Nova Scotia
Moore Chile, S.A.	Chile
Moore de Venezuela SA	Venezuela
Moore International B.V.	Netherlands
Moore Paragon (Caribbean) Limited	Barbados
Moore Response Marketing BVBA	Belgium
Moore Response Marketing GmbH	Germany
Moore Trinidad Ltd	Trinidad
Mount Vernon Printing Company	Maryland
Multiple Images Printing, Inc.	Illinois
Nies/Artcraft, Inc.	Missouri
Noble World Printing (Holdings BVI) Limited	British Virgin Islands
OfficeTiger BV	Netherlands
OfficeTiger Holdings Inc.	Delaware
OfficeTiger LLC	Delaware
PBM Graphics, Inc.	North Carolina
PCA, LLC	Maryland
Piccari Press, Inc.	Pennsylvania
Precision Litho, Inc.	California
Pride Printers, Inc.	Massachusetts
Printery, Inc., The	Wisconsin
Printing Control Services Incorporated	Washington
Printing, Inc.	Kansas
R R Donnelley Outsource (Private) Limited	Sri Lanka
R. R. Donnelley (Europe) LLC	Delaware
R. R. Donnelley (Mauritius) Holdings Ltd	Mauritius
R. R. Donnelley (Santiago) Holdings LLC	Delaware
R. R. Donnelley (U.K.) Limited	United Kingdom
R. R. Donnelley Asia Printing Solutions Limited	Hong Kong
R. R. Donnelley Business Communication Services Limited	England and Wales
R. R. Donnelley Chile Limitada	Chile
R. R. Donnelley de Costa Rica, S.A.	Costa Rica
R. R. Donnelley de El Salvador, S.A. de C.V.	El Salvador
R. R. Donnelley de Guatemala, S.A.	Guatemala
R. R. Donnelley de Honduras, S.A. de C.V.	Honduras
R. R. Donnelley de Mexico S. de R.L. de C.V.	Mexico
R. R. Donnelley Deutschland GmbH	Frankfurt/Main

Entity Name	Domestic Jurisdiction
R. R. Donnelley Document Solutions (Austria) GmbH	Austria
R. R. Donnelley Document Solutions (Germany) GmbH	Germany
R. R. Donnelley Document Solutions (Ireland) Limited	Ireland
R. R. Donnelley Document Solutions (Switzerland) GmbH	Switzerland
R. R. Donnelley Document Solutions Sp. z.o.o.	Poland
R. R. Donnelley Europe B.V.	Netherlands
R. R. Donnelley Europe Sp. z o.o	Poland
R. R. Donnelley Global, Inc	Delaware
R. R. Donnelley Holdings C.V.	Netherlands
R. R. Donnelley Holdings Mexico, S. de R.L. de C.V.	Mexico
R. R. Donnelley Hungary Printing and Trading Limited Liability Company	Hungary
R. R. Donnelley Imprimerie Nationale Document Solutions SAS	France
R. R. Donnelley Latin America L.L.C.	Delaware
R. R. Donnelley Luxembourg SARL	Luxembourg
R. R. Donnelley Netherlands B.V.	Netherlands
R. R. Donnelley Printing (France) SARL	France
R. R. Donnelley Printing Company	Delaware
R. R. Donnelley Publishing India Private Limited	India
R. R. Donnelley Receivables, Inc.	Nevada
R. R. Donnelley Roman Financial Limited	Hong Kong
R.R. Donnelley (U.K.) Directory Limited	United Kingdom
R.R. Donnelley de Puerto Rico, Corp.	Puerto Rico
R.R. Donnelley Holdings B.V.	Netherlands
R.R. Donnelley Limited	United Kingdom
R.R. Donnelley Operaciones, S. de R.L. de C.V.	Mexico
Raven Solutions, Inc.	Massachusetts
Raven Ventures LLC	Massachusetts
Roman Financial Press (Holdings) Limited	British Virgin Islands
RR Donnelley (Australia) Pty Limited	Victoria
RR Donnelley (Chengdu) Printing Co., Ltd.	Chengdu
RR Donnelley (China) Holding Co., Ltd.	China
RR Donnelley (Shanghai) Commercial Co., Ltd.	China
RR Donnelley (Shanghai) Information Technology Co., Ltd.	Shanghai
RR Donnelley Alabuga LLC	Republic of Tatarstan
RR Donnelley Belgium BVBA	Belgium
RR Donnelley Document Solutions (Netherlands) B.V.	Netherlands
RR Donnelley Document Solutions SAS	France
RR Donnelley Editora e Grafica Ltda.	Brazil
RR Donnelley Electronics (Suzhou) Co., Ltd.	Jiangsu Province
RR Donnelley Financial Comunicaçao Corporativa Ltda.	Brazil
RR Donnelley Financial Ireland Limited	Ireland
RR Donnelley Financial, Inc.	Delaware
RR Donnelley Finland Oy	Finland
RR Donnelley Global Business Process Outsourcing Limited	England and Wales
RR Donnelley Global Document Solutions Group Limited	England and Wales
RR Donnelley Global Turnkey Solutions (Kunshan) Co., Ltd.	China
RR Donnelley Global Turnkey Solutions Limited	Ireland
RR Donnelley Global Turnkey Solutions Mexico, S. de R.L. de C.V.	Mexico
RR Donnelley Holdings Venezuela, S.A.	Venezuela

Entity Name	Domestic Jurisdiction
RR Donnelley India Outsource Private Limited	Chennai
RR Donnelley International de Mexico, S.A. de C.V.	Mexico
RR Donnelley Italy S.r.l.	Italy
RR Donnelley Japan, Inc.	Tokyo
RR Donnelley Korea Electronic Solution LLC	Korea
RR Donnelley Logistics Services Worldwide, Inc.	Delaware
RR Donnelley Philippines Inc.	Philippines
RR Donnelley Prague s.r.o	Czech Republic
RR Donnelley Singapore Pte Ltd.	Singapore
RR Donnelley Spain, S.L.	Spain
RRD BPO Holdings Limited	England and Wales
RRD Canada Financial Company	Nova Scotia
RRD Dutch Holdco, Inc.	Delaware
RRD Financial of New York City, L.L.C.	New York
RRD GDS Holdings (Europe) Limited	England and Wales
RRD GDS Limited	England and Wales
RRD Holdings C.V.	Netherlands
RRD Netherlands LLC	Delaware
RRD Pendaflex de Mexico, S. de R.L. de C.V.	Mexico
RRD Pendaflex de Reynosa, S. de R.L. de C.V.	Mexico
RRD Secaucus Financial, Inc.	New York
RRD SSC Europe BVBA	Belgium
RRD Starachowice sp. z o.o.	Poland
Rush Press, Inc.	California
S & S Graphics, LLC	Maryland
Shanghai Donnelley PreMedia Technology Co., Ltd.	Shanghai
Shenzhen Donnelley Printing Co., Ltd.	China
Sierra Industrial S. de R.L. de C.V.	Mexico
South China Printing (Holdings) Ltd.	Cayman Islands
South China Printing Company Limited	Hong Kong
Spangler Graphics Property, LLC	Kansas
Spangler Graphics, LLC	Kansas
StorterChilds Printing Co., Inc.	Florida
Superb Printing Company	Texas
Superior Colour Graphics, Inc.	Michigan
Tewell Warren Printing Company	Colorado
Theo. Davis Sons, Incorporated	North Carolina
Thousand Oaks Printing & Specialties, Inc.	California
TOPS SLT Newco LLC	Delaware
Tucker Printers, Inc.	Texas
Tursack Incorporated	Pennsylvania
Valcour Printing, Inc.	Missouri
Valiant Packaging (Holdings) Limited	British Virgin Islands
Veritas Document Solutions, LLC	Delaware
Walnut Circle Press, Inc.	North Carolina
Watermark Press, Ltd.	California
Wentworth Corporation	South Carolina
Western Lithograph Company	Texas
Westland Printers, Inc.	Maryland

Entity Name	Domestic Jurisdiction
Wetzel Brothers, LLC	Wisconsin
Woodridge Press, Inc.	California
work-bench co-op LLC	Delaware
work-bench ventures I, LLC	Delaware